UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

KRANTI RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6705 Tomken Rd., Suite 211, Mississauga, ON	L5T 2J6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (905) 670-0663

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 18, 2010, Benny Gill and Rimpal Samra resigned as directors of our company.

Effective May 18, 2010, Jaskarn Samra (“Jazz”) resigned as president, secretary, treasurer and director of our company.

Also on May 18, 2010, we received a consent to act from Mitsuo Kojima and we appointed Mr. Kojima as president, secretary, treasurer and director of our company.

Mitsuo Kojima, President, Secretary, Treasurer and Director

Mr. Kojima is currently the licensing agent for Pinky Wolman of Pinky and Dianne, a Japanese clothing label, located in Japan. He has held numerous senior management and advisory positions during his thirty-plus-year career in fashion, retailing, marketing and licensing. He has previously worked with international brands such as Paul Smith, Seven Jeans, Lanvin, Von Dutch, Porter Bags, Popeye, UT by Uniqlo, Nicky Hilton Group and Sonia Rykiel.

Since 1969 to 1986, Mr. Kojima had been the lead buyer at Isetan Co. a department store located in Shinjuku, Japan.

Mr. Kojima hold a degree in law from Gakushuin University located in Toyko, Japan.

With a vast growing network of contacts within the fashion industry, Mr. Kojima seeks emerging business opportunities in the fashion and apparel business to create shareholder value.

Our board of directors solely consists of Mitsuo Kojima. There have been no transactions between the Company and Mr. Kojima since the Company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRANTI RESOURCES, INC.

/s/ Mitsuo Kojima
Mitsuo Kojima
President and Director

Date: May 19, 2010